Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2009, of the ALPS ETF Trust (the “Company”).

I, Thomas A. Carter, the President and Principal Executive Officer of the Company, certify that:

(i)                                     the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                  the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 8, 2010

By:	/s/ Thomas A. Carter
Thomas A. Carter (Principal Executive Officer)
President

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2009, of the ALPS ETF Trust (the “Company”).

I, Kimberly R. Storms, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)                                     the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                  the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 8, 2010

By:	/s/Kimberly R. Storms
Kimberly R. Storms (Principal Financial Officer)
Treasurer